SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                 April 21, 1997
                               ------------------
                Date of Report (Date of earliest event reported)

                        Interlink Computer Sciences, Inc.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                               ------------------
                 (State or other jurisdiction of incorporation)

     000-21077                                            94-2990567
     ---------                                            ----------
(Commission File No.)                       (IRS Employer Identification Number)

                            47370 Fremont Boulevard,
                            Fremont, California 94538
                                 (510) 657-9800
                               ------------------
                    (Address of Principal Executive Offices)

                                 Not Applicable
                               ------------------
          (Former name or former address, if changed since last report)


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Item 5.           Other Events

         The purpose of this Current Report on Form 8-K is to report the recent initiation of a lawsuit in California Superior Court in Alameda County, California by Selesta Integrazioni, an Italian company, and Selesta Gestione, an Italian company (collectively, "Claimants") against the Registrant, Charles Jepson (a director of the Registrant and the Registrant's President and Chief Executive Officer), Gloria Purdy (the Registrant's Chief Financial Officer), Regis Jamin (an agent of Interlink France s.a.r.l., a French company and wholly-owned subsidiary of the Registrant), and EXE s.p.a.(the Registrant's distributor for Italy).

         Selesta Integrazioni previously initiated related litigation in Milan, Italy, against New Era Systems Services Ltd., a Canadian company and wholly-owned subsidiary of the Registrant based on Selesta Integrazioni's distribution of Registrant's products pursuant to a distributor agreement with New Era, which pre-dates Registrant's acquisition of New Era. The current California Superior Court litigation is based upon alleged actions taken by the Registrant, certain of its officers, and Mr. Jamin relating to Claimants' distributor relationship with the Registrant for the distribution of the Company's TCP/IP and Harbor products.

         Pursuant to Claimants' Complaint, Claimants allege various tort claims, including fraud, deceit, and unfair competition, in addition to statutory trade secret misappropriation, and breach of confidential relationship. Claimants request that defendants pay compensatory damages in excess of $2,000,000, unspecified punitive damages, interest, attorneys' fees, and costs of the litigation. Registrant believes it has meritorious defenses to these allegations and intends to defend the matter vigorously.

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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Interlink Computer Sciences, Inc.


                                By:     /s/ Charles W. Jepson
                                        -------------------------------------
                                        Charles W. Jepson
                                        President and Chief Executive Officer



                                Dated: April 21, 1997

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